Exhibit 21
PITNEY BOWES INC.
SUBSIDIARIES OF REGISTRANT
The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent
The following are subsidiaries of the Registrant
(as of December 31, 2020)

Subsidiary Name	Country or state of incorporation
AtLast Holdings Inc.	Colorado
B. Williams Funding Corp.	Delaware
Borderfree Limited	Ireland
Borderfree Research and Development Ltd.	Israel
Borderfree Trading (Shanghai) Co., Ltd.	China
Borderfree UK Limited	United Kingdom
Borderfree, Inc.	Delaware
Enroute Systems Corporation	Deleware
FSL Holdings Inc.	Connecticut
FSL Risk Managers Inc.	New York
Harvey Company, L.L.C	Delaware
Intreprinderea Cu Capital Strain "Tacit Knowledge" S.R.L.	Republic of Moldova
JJG Commercial Services Ltd	Ireland
MCGW Technology Development Private Limited	India
Mount Verde Insurance Company, Inc.	Vermont
Newgistics, Inc.	Delaware
NGS Holdings, Inc.	Delaware
NGS Intermediate Holdings, Inc.	Delaware
OldEurope Limited	United Kingdom
OldMS Limited	United Kingdom
PB Equipment Management Inc.	Delaware
PB European UK LLC	Delaware
PB Nova Scotia Holdings ULC	Canada
PB Nova Scotia II ULC	Canada
PB Nova Scotia VI ULC	Canada
PB Nova Scotia VII ULC	Canada
PB Professional Services Inc.	Delaware
PB Wilmington USlux, LLC	Delaware
PB Worldwide Inc,	Delaware
Pitney Bowes (Asia Pacific) Pte. Ltd	Singapore
Pitney Bowes Australia FAS Pty Limited	Australia
Pitney Bowes Australia Pty Limited	Australia
Pitney Bowes Brasil Equipamentos e Servicos Ltda	Brazil
Pitney Bowes Canada II LP	Canada
Pitney Bowes Deutschland GmbH	Germany
Pitney Bowes Finance Ireland Limited	Ireland
Pitney Bowes Finance Limited	United Kingdom
Pitney Bowes Funding SRL	Barbados
Pitney Bowes Global Financial Services LLC	Delaware
Pitney Bowes Global Limited	United Kingdom

Pitney Bowes Global LLC	Delaware
Pitney Bowes Holdco Limited	United Kingdom
Pitney Bowes Holding SNC	France
Pitney Bowes Holdings Limited	United Kingdom
Pitney Bowes India Private Limited	India
Pitney Bowes International Finance Limited	United Kingdom
Pitney Bowes International Holdings, Inc.	Delaware
Pitney Bowes Ireland Limited	Ireland
Pitney Bowes Japan K.K.	Japan
Pitney Bowes Limited	United Kingdom
Pitney Bowes Luxembourg Holding II S.a.r.l.	Luxembourg
Pitney Bowes Luxembourg Holding S.a.r.l.	Luxembourg
Pitney Bowes New Zealand Limited	New Zealand
Pitney Bowes Nova Scotia ULC	Canada
Pitney Bowes of Canada Ltd. - Pitney Bowes du Canada Ltee	Canada
Pitney Bowes PayCo Australia PTY LTD	Australia
Pitney Bowes PayCo Canada Ltd.	Canada
Pitney Bowes PayCo EMR Limited	United Arab Emirates
Pitney Bowes PayCo Holdings Limited	Ireland
Pitney Bowes PayCo Hong Kong Limited	Hong Kong
Pitney Bowes PayCo Japan KK	Japan
Pitney Bowes PayCo Korea Ltd	South Korea
Pitney Bowes PayCo Mexico, S. DE R.L. DE C.V.	Mexico
Pitney Bowes PayCo Singapore Pte Ltd	Singapore
Pitney Bowes PayCo Switzerland GmbH	Switzerland
Pitney Bowes PayCo UK Limited	United Kingdom
Pitney Bowes PayCo US Inc.	Delaware
Pitney Bowes Polska Sp. z.o.o.	Poland
Pitney Bowes Presort Services, Inc.	Delaware
Pitney Bowes Puerto Rico, Inc.	Puerto Rico
Pitney Bowes SAS	France
Pitney Bowes Shelton Realty LLC	Connecticut
Pitney Bowes Software Pty Ltd	Australia
Pitney Bowes UK Funding Limited	United Kingdom
Pitney Bowes UK LP	United Kingdom
Tacit Knowledge Latin America, S. de R.L de C.V.	Mexico
Tacit Knowledge Ltd.	United Kingdom
Tacit Knowledge Singapore PTE. LTD.	Singapore
Tacit Knowledge, Inc.	California
The Pitney Bowes Bank, Inc.	Utah
Wheeler Financial from Pitney Bowes Inc.	Delaware
Wheeler Insurance, Ltd.	Vermont